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[HANSEN, BARNETT & MAXWELL LETTERHEAD]

EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

eRoomSystem Technologies, Inc.

    As independent certified public accountants, we hereby consent to the use of our report dated January 19, 2001, with respect to the consolidated financial statements of eRoomSystem Technologies, Inc. incorporated by reference in this Registration Statement on Form S-8.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 9, 2001

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EXHIBIT 23.01
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS